6-1162-JDR-401


Western Pacific Airlines, Inc.
2864 South Circle Drive
Suite 1100
Colorado Springs, CO  80906


Subject:          Letter Agreement No. 6-1162-JDR-401 to
                  Purchase Agreement No. 1947 --
                  Product Assurance Matters


This Letter Agreement amends Purchase Agreement No. 1947 dated as of even date herewith (the Agreement) between The Boeing Company (Boeing) and Western Pacific Airlines, Inc. (Buyer) relating to Model 737-300 aircraft (the Aircraft).

All terms used herein and in the Agreement, and not defined herein, will have the same meaning as in the Agreement.

1.       Appointment of Agent for Warranties.

         It is understood that Buyer intends to appoint an agent to act directly with Boeing with respect to the warranties under the Agreement. Such appointment will require that Buyer and agent enter into an Appointment of Agent containing terms and conditions substantially as set forth in Attachment A to this Letter Agreement. Such assignment will be effective upon Boeing's consent.

2.       Return of Defective Items.

         Notwithstanding the provisions of Exhibit B, Part A, paragraph 6 of the Agreement, at Buyer's option, Buyer shall have the right to return the Aircraft or items claimed to be defective under Exhibit B of the Agreement to either Boeing or to any FAA certified aircraft repair station for performance of warranty work. In the event such items are submitted by Buyer to a repair station other than Boeing, Buyer will remain responsible to submit the claim for reimbursement, unless Buyer has appointed an agent in accordance with paragraph 1 above, in which case Buyer's agent may submit the claim for reimbursement. All other terms and conditions of Exhibit B to the Agreement shall remain in effect.


P.A. No. 1947
K/WPA

Western Pacific Airlines, Inc.
6-1162-JDR-401                      Page 2


3.       Extension of Warranty and Service Life Policy Periods.

         Boeing has defined priced programs to extend the warranty period defined in Exhibit B, Part A of the Agreement and to extend the period and components of Service Life Policy coverage defined in Exhibit B, Part C of the Agreement. Buyer may elect to extend the warranty period or the Service Life Policy coverage for any Aircraft at any time up to expiration of the applicable warranty or service life policy as defined in Exhibit B for such Aircraft. The prices for such extensions will be the then current prices in effect at the time Buyer notifies Boeing of its request for extension. Following such notification, Boeing and Buyer agree to supplement the Agreement in a timely manner to incorporate such extension.

4.       Confidentiality.

         Buyer understands that certain commercial and financial information contained in this Letter Agreement are considered by Boeing as confidential. Buyer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity, except as provided in Letter Agreement 1947-1.

Very truly yours,

THE BOEING COMPANY


By
  --------------------------------
Its  Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:                    , 1996


WESTERN PACIFIC AIRLINES, INC.


By
  --------------------------------
Its


P.A. No. 1947
K/WPA